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                                   Exhibit 23
                         INDEPENDENT AUDITORS' CONSENT


  We consent to the incorporation by reference in Registration Statement Nos. 33-31674, 33-50301, 33-62155, 333-01519, 333-02353, 333-26961, 333-26963, 333-
  22867, 333-86983, 333-86985 and 333-86987 on Form S-8 and Registration
  Statement No. 333-22867 on Form S-3 of our reports dated October 29, 1999 (November 17, 1999 as to Note 17) appearing and incorporated by reference in this Annual Report on Form 10-K of AGL Resources Inc. for the year ended September 30, 1999.


  /s/ Deloitte & Touche LLP

  DELOITTE & TOUCHE LLP
  Atlanta, Georgia
  December 29, 1999